UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2024

First United Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

19 South Second Street, Oakland, Maryland 21550

(Address of principal executive offices) (Zip Code)

(301) 334-9471

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	FUNC	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02	Departure of Directors or Certain Oﬃcers; Election of Directors; Appointment of Certain Oﬃcers; Compensatory Arrangements of Certain Oﬃcers.

(e)   Compensatory Arrangements.

On June 7, 2024, the Compensation Committee of the Board of Directors of First United Corporation (the “Corporation”) approved the grant of nonequity (cash) incentive compensation award opportunities to certain of its executive offices, including its named executive officers. The awards consist of two tranches.

The first tranche contemplates award opportunities based on a percentage of each officer’s base salary as of December 31, 2021, with a threshold bonus of 50% of the award amount and a target bonus of 100% of the award amount (the “2024 ROAE Awards”). The 2024 ROAE Awards will be payable on or before March 15, 2025 if the Corporation’s annual average return on average equity (“ROAE”) for the three-year period ending December 31, 2024 is within at least the 25th percentile (threshold) or at least the 50th percentile (target) when measured against the annual average ROAE for the same three-year period ending December 31, 2024 of a custom peer group consisting of 123 publicly-traded banks with total assets of between $750 million and $4 billion at December 31, 2023 (the “Peer Group”). Any amounts payable under the 2024 ROAE Awards will be reduced dollar-for-dollar by the grant date fair value of any shares of the Corporation’s common stock that become issuable pursuant to the performance-vesting restricted stock units that were granted to the officers in March 2022.

The second tranche contemplates award opportunities based on a percentage of each officer’s base salary as of December 31, 2022, with a threshold bonus of 50% of the award amount, a target bonus of 100% of the award amount, and a maximum (stretch) bonus of 150% of the award amount (the “2025 ROAE Awards”). The 2025 ROAE Awards will be payable on or before March 15, 2026 if the Corporation’s annual average ROAE for the three-year period ending December 31, 2025 is within at least the 25th percentile (threshold), at least the 50th percentile (target), or at least the 75th percentile (maximum) when compared to the annual average ROAE of the Peer Group for the same three-year period ending December 31, 2025. Any amounts payable under the 2025 ROAE Awards will be reduced dollar-for-dollar by the grant date fair value of any shares of the Corporation’s common stock that become issuable pursuant to the performance-vesting restricted stock units that were granted to the officers in March 2023.

The Peer Group is closed, provided that any peer that is acquired will be removed from the Peer Group and any peer that fails will be recorded with a -99% performance result. Payouts for performance between defined levels will be interpolated on a straight-line basis. To receive a payout under an award, an officer must be an employee in good standing as of the payment date for that award.

2

The following table provides information about the award opportunities that could be paid to the Corporation’s named executive officers with respect to the 2024 ROAE Awards:

Name	Award Opportunity (% of Salary)	Threshold Bonus (50% Award)	Target Bonus (100% Award)
Carissa Rodeheaver	20%	$ 40,649	$ 81,299
R.L. Fisher	10%	14,052	28,104
Jason Rush	10%	12,875	25,750
Tonya Sturm	10%	10,712	21,424
Keith Sanders	10%	10,310	20,620

The following table provides information about the award opportunities that could be paid to the Corporation’s named executive officers with respect to 2025 ROAE Awards:

Name	Award Opportunity (% of Salary)	Threshold Bonus (50% Award)	Target Bonus (100% Award)	Maximum Bonus (150% Award)
Carissa Rodeheaver	20%	$ 41,869	$ 83,738	$ 125,607
R.L. Fisher	10%	14,403	28,806	43,209
Jason Rush	10%	13,750	27,500	41,250
Tonya Sturm	10%	11,700	23,400	35,100
Keith Sanders	10%	11,500	23,000	34,500

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

The exhibits filed or furnished with this report are listed in the following Exhibit Index:

Exhibit No.	Description

10.1	ROAE Nonequity Incentive Compensation Award Opportunities (filed herewith)
104	Cover page interactive data file (embedded within the iXBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED CORPORATION

Dated: June 7, 2024	By:	/s/ Tonya K. Sturm
Tonya K. Sturm
Senior Vice President & CFO

3